Exhibit 10.3

AMENDMENT NO. 2

TO THE

QUANTA SERVICES, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended, (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 22, 2025.

1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)Subject to adjustment as provided in Section 12 of the Plan, the Committee is authorized to deliver pursuant to Awards under the Plan no more than the sum of (i) 9,953,034 Common Shares (composed of 9,173,000 Common Shares previously reserved for issuance under the Plan and 780,034 Common Shares added to the Plan from the Prior Plan, which represent Common Shares that were available for Awards under the Prior Plan as of the Effective Date and Common Shares underlying Awards under the Prior Plan as of the Effective Date that were forfeited, cancelled, expired, unexercised or settled in cash after the Effective Date), plus (ii) 4,190,000 shares. All such shares hereunder shall be available for Awards of Incentive Stock Options. From and after the Effective Date, the Company will make no further awards under the Prior Plan.”

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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As approved by the Board of Directors of Quanta Services, Inc. on March 21, 2025.

As approved by the stockholders of Quanta Services, Inc. on May 22, 2025.